As filed with the Securities and Exchange Commission on December 18, 2015

Registration No. 333-201539

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	41-2232463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Reginald D. Hedgebeth

General Counsel

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher K. Agbe-Davies

Associate General Counsel — Securities and Finance

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting Company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-201539) that was filed by Spectra Energy Partners, LP (the “Partnership”) with the U.S. Securities and Exchange Commission on January 16, 2015 and declared effective on February 2, 2015, (the “Registration Statement”), which registered $500,000,000 of an indeterminate number of common units representing limited partner interests of the Partnership.

In accordance with the undertaking made by the Partnership in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any registered securities that remain unsold at the termination of the offering, the Partnership hereby removes from registration any of the securities of the Partnership registered under the Registration Statement that remain unsold as of the filing date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 18, 2015.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its General Partner

By:	Spectra Energy Partners GP, LLC, its General Partner

By:	/s/ J. Patrick Reddy
Name:	J. Patrick Reddy
Title:	Chief Financial Officer

In reliance upon Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.